Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION REPORTS

FIRST QUARTER 2010 RESULTS

Recurring Funds from Operations In-Line with Expectations

Earnings Guidance Reaffirmed

Positive Momentum in Operating Performance

Balance Sheet Strengthened- Executing Capital Strategy

(INDIANAPOLIS, April 28, 2010) – Duke Realty Corporation (NYSE: DRE), a leading industrial and office property REIT, today reported results for the first quarter 2010.

Operating Highlights

•	Recurring funds from operations per diluted share (“Recurring FFO”) was $0.28 for the quarter. There were no material non-recurring adjustments to FFO recognized in the quarter.

•	Positive momentum in operating performance:

•	Overall portfolio occupancy at 87.5 percent, up from 87.2 percent at year end 2009;

•	Tenant retention rate over 82 percent;

•	Over 5.5 million square feet of leases completed during the quarter.

•	Executing capital strategy; balance sheet strengthened:

•	$100.0 million of unsecured bonds retired in January with available cash;

•	$122.6 million in proceeds generated from first quarter asset dispositions;

•	$250.0 million offering of 6.75% unsecured bonds;

•	$212.2 million par value unsecured bonds with 2011 and 2013 maturity dates repurchased in April 2010.

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

“We are beginning to see signs that the economy is improving,” said Dennis D. Oklak, chairman and chief executive officer. “For the quarter, we were able to maintain occupancy levels from year end 2009 on our overall portfolio, execute the highest first quarter leasing activity in five years, and successfully dispose of non-strategic assets in alignment with our operating strategy. Additionally, I am very pleased with how we are executing on our capital strategy.”

Financial Performance

•

Recurring FFO for the first quarter was $0.28 compared with $0.50 for the first quarter of 2009. The variance is primarily attributable to an increase in our weighted average share count due to the common equity offering in April 2009.

•

Net income per diluted share (EPS) for first quarter 2010 was a loss of $0.07, as compared to earnings of $0.15 for the same quarter in 2009. The variance is primarily attributable to $33.1 million of gains realized from the repurchase of the company’s unsecured bonds during the first quarter of 2009.

Capital Markets

The company has continued to address near-term debt obligations and execute on deleveraging actions, including:

•	Retired $100 million of 6.25% unsecured bonds with available cash.

•	Repurchased in the open market $15 million principal amount of its 2011 exchangeable notes.

•	On April 1, 2010, executed a $250 million offering of 6.75% senior unsecured notes due March 15, 2020.

•	Also in April, repurchased $212.2 million principal amount of unsecured bonds through a tender offer comprised of the following:

•	$66.4 million of its 6.95% March 2011 senior notes, repurchased on April 1, 2010;

•	$95.8 million of its 5.625% August 2011 senior notes repurchased on April 20, 2010; and

•	$50.0 million of its 6.25% May 2013 senior notes repurchased on April 20, 2010.

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

As a result of these and previously announced capital transactions, the company has $880 million of available liquidity to repay 2011 maturities and pursue strategic opportunities. This liquidity consists of $850 million available on the company’s unsecured line of credit and $30 million of cash on hand as of March 31, 2010.

Portfolio Performance

Specific operational highlights include:

•	Overall portfolio occupancy, including projects under development of 87.5 percent as of March 31, 2010, compared to 87.2 percent at December 31, 2009.

•	Tenant retention for the quarter of 82.7 percent.

•	Same property net operating income decreased by 2.5 percent for the first quarter of 2010, compared with the three-month period ended March 31, 2009; in-line with expectations.

“Although the environment remains challenging, we are pleased to report that the second half of the first quarter showed a significant improvement in our operations. The primary driver was leasing activity in our bulk warehouse portfolio,” stated Mr. Oklak.

Real Estate Investment Activity

Development

Wholly Owned Properties

•

The company’s wholly owned development pipeline at March 31, 2010 consists of three significantly pre-leased projects. The total estimated costs of these projects upon stabilization are $95.5 million, with $17.1 million in costs remaining to be funded. The pipeline is 463,000 square feet and 99.0 percent pre-leased in the aggregate.

•	During the first quarter 2010, the company placed into service a 202,000 square foot office building that was 100.0% pre-leased.

Joint Venture Properties

•

The company’s joint venture development pipeline at March 31, 2010, consists of three projects which total 956,000 square feet and are 52 percent pre-leased. The total estimated costs of these projects upon

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

stabilization are $326.6 million, with $185.3 million in remaining costs to be funded. (All joint venture costs and square footage are reported for 100 percent ownership.)

Dispositions

Proceeds from first quarter non-strategic building dispositions were $122.6 million at a stabilized capitalization rate of 9.5 percent and were primarily comprised of Midwest office and non-strategic properties. Significant dispositions included:

•	Four office buildings located in Columbus, Ohio totaling over 322,000 square feet;

•	Three office buildings located in Raleigh, North Carolina totaling over 265,000 square feet that were sold to our CBRE Realty Trust joint venture;

•	A retail center located in Cincinnati, Ohio totaling 360,000 square feet; and

•	A 247,500 square feet industrial building sold to a user from a joint venture in which the company has a 50% ownership interest.

Acquisitions

Within our joint venture with CBRE Realty Trust, we acquired two office buildings located in the South Florida area totaling over 222,000 square feet that are 100% leased. The company’s 20% share of the acquisition price was approximately $8.7 million with a projected stabilized return of 9.5%.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The first quarter dividend will be payable May 31, 2010, to shareholders of record as of May 17, 2010.

The board also declared the following dividends on the company’s outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	May 17, 2010	May 31, 2010
Series K	DREPRK	$0.406250	May 17, 2010	May 31, 2010
Series L	DREPRL	$0.412500	May 17, 2010	May 31, 2010
Series M	DREPRM	$0.434375	June 16, 2010	June 30, 2010
Series N	DREPRN	$0.453125	June 16, 2010	June 30, 2010
Series O	DREPRO	$0.523438	June 16, 2010	June 30, 2010

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

2010 Earnings Guidance

The company reaffirmed Recurring FFO guidance for 2010 of $0.95 to $1.15 per share.

Information Regarding FFO

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. We believe FFO to be most directly comparable to net income as defined by GAAP. We believe that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of net income per share, as defined by GAAP, to FFO per share, as defined by NAREIT, is included in the financial information accompanying this release.

For information purposes, we also provide FFO adjusted for certain non-recurring items such as impairment charges, gains (losses) on debt transactions and gains (losses) on the repurchases of preferred stock to reflect what management defines as Recurring FFO. Although our calculation of Recurring FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. A reconciliation of FFO as defined by NAREIT to Recurring FFO is included in the Financial Performance section of this release.

About Duke Realty Corporation

Duke Realty Corporation owns and operates more than 134 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

First Quarter Earnings Call and Supplemental Information

Duke is hosting a conference call tomorrow, April 29, 2010, at 3:00 p.m. EDT to discuss its first quarter operating results. All investors and other interested

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available after 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Duke Realty Corporation Reports First Quarter Results

April 28, 2010

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation

Statement of Operations

March 31, 2010

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues:
Rental and related revenue	$222,020	$217,285
General contractor and service fee revenue	113,641	105,088

	335,661	322,373

Expenses:
Rental expenses	53,792	53,416
Real estate taxes	30,190	28,591
General contractor and service operations expenses	107,162	99,447
Depreciation and amortization	83,461	78,986

	274,605	260,440

Other Operating Activities
Equity in earnings of unconsolidated companies	4,929	2,527
Gain on sale of properties	2,069	—
Earnings from sales of land	—	357
Undeveloped land carrying costs	(2,251)	(2,365)
Other operating expenses	(277)	(338)
General and administrative expense	(13,544)	(9,880)

	(9,074)	(9,699)

Operating income	51,982	52,234

Other Income (Expense)
Interest and other income (expense), net	151	123
Interest expense	(59,021)	(51,011)
Gain (loss) on debt transactions	(354)	33,062

Income (loss) from continuing operations before income taxes	(7,242)	34,408

Income tax benefit	—	2,707

Income (loss) from continuing operations	(7,242)	37,115

Discontinued Operations:
Income before impairment and gain on sales	112	353
Gain on sale of depreciable properties	9,778	5,119

Income from discontinued operations	9,890	5,472
Net income	2,648	42,587
Dividends on preferred shares	(18,363)	(18,363)
Net (income) loss attributable to noncontrolling interests	451	(977)

Net income (loss) attributable to common shareholders	($15,264)	$23,247

Basic net income (loss) per Common Share:
Continuing operations attributable to common shareholders	($0.11)	$0.12
Discontinued operations attributable to common shareholders	$0.04	$0.03

Total	($0.07)	$0.15

Diluted net income (loss) per Common Share:
Continuing operations attributable to common shareholders	($0.11)	$0.12
Discontinued operations attributable to common shareholders	$0.04	$0.03

Total	($0.07)	$0.15

Duke Realty Corporation

Statement of Funds From Operations

March 31, 2010

(In thousands, except per share amounts)

	Three Months Ended March 31, (Unaudited)
	2010			2009
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Income (Loss) Attributable to Common Shares	($15,264)			$23,247
Less: Dividends on share based awards expected to vest	(502)			(515)

Net Income (Loss) Per Common Share - Basic	(15,766)	224,153	($0.07)	22,732	148,488	$0.15
Add back:
Noncontrolling interest in earnings of unitholders	—			1,060	6,766
Other potentially dilutive securities					493

Net Income (Loss) Per Common Share - Diluted	($15,766)	224,153	($0.07)	$23,792	155,747	$0.15

Reconciliation to Funds From Operations (“FFO”)
Net Income (Loss) Attributable to Common Shares	($15,264)	224,153		$23,247	148,488
Adjustments:
Depreciation and amortization	84,168			80,208
Company share of joint venture depreciation and amortization	9,563			11,218
Earnings from depreciable property sales-wholly owned, continuing operations	(9,778)			(5,119)
Earnings from depreciable property sales-wholly owned, discontinued operations	(2,069)			—
Earnings from depreciable property sales-JV	(2,304)			—
Noncontrolling interest share of adjustments	(2,278)			(3,761)

Funds From Operations - Basic	62,038	224,153	$0.28	105,793	148,488	$0.71
Noncontrolling interest in earnings (loss) of unitholders	(449)	6,607		1,060	6,766
Noncontrolling interest share of adjustments	2,278			3,761
Other potentially dilutive securities		1,435			493

Funds From Operations - Diluted	63,867	232,195	$0.28	110,614	155,747	$0.71
(Gains) losses on debt transactions	354			(33,062)
(Gains) losses on land sales	—			(357)

Recurring Funds From Operations - Diluted	$64,221	232,195	$0.28	77,195	155,747	$0.50

Duke Realty Corporation

Balance Sheet

March 31, 2010

(In thousands, except per share amounts)

	March 31, 2010	December 31, 2009

ASSETS:
Rental Property	$6,298,396	$6,390,119
Less: Accumulated Depreciation	(1,313,671)	(1,311,733)
Construction in Progress	88,485	103,298
Land Held for Development	655,947	660,723

Net Real Estate Investments	5,729,157	5,842,407

Cash	30,999	147,322
Accounts Receivable	20,798	20,604
Straight-line Rents Receivable	133,138	131,934
Receivables on Construction Contracts	40,982	18,755
Investments in and Advances to Unconsolidated Companies	516,356	501,121
Deferred Financing Costs, Net	51,302	54,489
Deferred Leasing and Other Costs, Net	360,702	371,286
Escrow Deposits and Other Assets	208,834	216,361

Total Assets	$7,092,268	$7,304,279

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$785,769	$785,797
Unsecured Notes	2,938,688	3,052,465
Unsecured Line of Credit	15,876	15,770
Construction Payables and Amounts due Subcontractors	58,568	43,147
Accrued Real Estate Taxes	80,986	84,347
Accrued Interest	36,612	62,971
Accrued Expenses	27,733	48,758
Other Liabilities	194,901	198,906
Tenant Security Deposits and Prepaid Rents	35,947	44,258

Total Liabilities	4,175,080	4,336,419

Preferred Stock	1,016,625	1,016,625
Common Stock and Additional Paid-in Capital	3,273,760	3,269,436
Accumulated Other Comprehensive Income	(4,906)	(5,630)
Distributions in Excess of Net Income	(1,409,048)	(1,355,086)

Total Shareholders’ Equity	2,876,431	2,925,345

Non-controlling Interest	40,757	42,515

Total Liabilities and Equity	$7,092,268	$7,304,279